UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

SITO MOBILE, LTD.

(Name of Registrant as Specified In Its Charter)

Stephen D. Baksa

Thomas Candelaria

Michael Durden

Itzhak Fisher

Thomas J. Pallack

Matthew Stecker

Thomas Thekkethala

(Name of Person(s) Filing Consent Statement, if other than the Registrant)

Copy to:

Andrew Hulsh, Esq.

Pepper Hamilton LLP

620 Eighth Avenue

New York, NY 10018-1405

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Mr. Stephen D. Baksa, Mr. Thomas Candelaria, Mr. Michael Durden, Mr. ltzhak Fisher, Mr. Thomas J. Pallack, Mr. Matthew Stecker and Mr. Thomas Thekkathala are filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with our solicitation of consents from the stockholders of SITO Mobile, Ltd. (the “Company”) to, among other things, remove and replace all of the current members of the Company’s Board of Directors other than Brent D. Rosenthal. On April 12, 2017, we initially filed a preliminary consent solicitation statement with the SEC in connection with its solicitation of consents. On May 2, 2017, we filed a definitive consent solicitation statement (the “Consent Solicitation Statement”) with the SEC.

On May 2, 2017, counsel to Mr. Baksa sent a letter to counsel to Ms. Karen Singer, confirming that none of Ms. Singer, Mr. Julian Singer and TAR Holdings, LLC or their respective affiliates (i) were part of a “group”, within the meaning of Section 13(d) of the Securities & Exchange Act of 1934, as amended, with Mr. Baksa, Mr. Candelaria or their slate of nominees and (ii) are not “participants” within the meaning of Instruction 3(a) to Items 4 and 5 of Schedule 14A with respect to the Consent Solicitation (as defined below), and advising Ms. Singer and her immediate family to not take any action to solicit on behalf of the Consent Solicitation (as defined below).

Important Additional Information And Where To Find It

Messrs. Stephen D. Baksa, Thomas Candelaria, Michael Durden, Itzhak Fisher, Thomas J. Pallack, Matthew Stecker and Thomas Thekkethala are deemed to be participants in a solicitation of consents from the stockholders (the “Consent Solicitation”) of SITO Mobile, Ltd. Information regarding Mr. Baksa, Mr. Candelaria, the Nominees, and their respective interests in the Company by security holdings or otherwise can be found in the Consent Solicitation Statement (as defined below) filed with the Securities and Exchange Commission (“SEC”) on May 2, 2017.

On May 2, 2017, Messrs. Baksa, Candelaria, Durden, Fisher, Pallack, Stecker and Thekkethala filed the definitive Consent Solicitation Statement and accompanying GOLD consent card with the SEC in connection with the Consent Solicitation. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Consent Solicitation Statement, including the schedules and appendices thereto. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH CONSENT SOLICITATION STATEMENT AND THE ACCOMPANYING GOLD CONSENT CARD AND OTHER DOCUMENTS FILED BY Mr. Baksa, Mr. Candelaria and the Nominees NAMED THEREIN WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain the Consent Solicitation Statement, any amendments or supplements to the Consent Solicitation Statement, the accompanying GOLD consent card, and other documents filed by Mr. Baksa, Mr. Candelaria and the Nominees with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the following website: icommaterials.com/SITO, by writing to InvestorCom, 65 Locust Avenue, Suite 302, New Canaan, CT 06840, or by calling InvestorCom at (877) 972-0090.

The New York Times Building
37th Floor
620 Eighth Avenue
New York, NY 10018-1405
212.808.2700
Fax 212.286.9806

May 2, 2017

BY ELECTRONIC MAIL

Paul N. Silverstein

Jeremy B. Reckmeyer

Andrews Kurth Kenyon LLP

450 Lexington Avenue

New York, NY 10017

Re:	Consent Solicitation of SITO Mobile, Ltd.

Messrs. Silverstein and Reckmeyer:

This letter is to inform you that on the date hereof, Messrs. Stephen D. Baksa and Thomas Candelaria (the “Nominating Shareholders”) have filed with the Securities and Exchange Commission a definitive Consent Solicitation Statement soliciting the written consent of the shareholders of SITO Mobile, Ltd., a Delaware corporation (the “Corporation”), to, among other things, elect each of Mr. Michael Durden, Mr. ltzhak Fisher, Mr. Thomas J. Pallack, Mr. Matthew Stecker and Mr. Thomas Thekkethala (each, a “Nominee” and together the “Nominees”) to the board of directors (the “Board”) of the Corporation (such solicitation, the “Consent Solicitation”).

The Consent Solicitation reflects the Nominating Shareholders’ sincere belief that (i) each of the Nominees is a highly qualified, experienced and respected member of the business community who is committed to act in the best interest of the Corporation and its shareholders and (ii) the Corporation would be better positioned to capitalize on strategic and operational opportunities and increase shareholder value if the current Board was reconstituted by removing members of the current Board and replacing them with individuals whom the Nominating Shareholders believe are more likely to oversee the Corporation with a greater degree of success.

As we understand that two of the Nominees – Mr. Matthew Stecker and Mr. Thomas Thekkethala – may have a pre-existing relationship with your client, Ms. Karen Singer, as well as with members of Ms. Singer’s immediate family, including Mr. Julian Singer, this letter is to confirm that, notwithstanding the Consent Solicitation and any future solicitations on the Nominees’ behalf, the Nominating Shareholders have not agreed with Ms. Singer, Mr. Singer, any immediate family of Ms. Singer or Mr. Singer, any entity controlled by Ms. Singer, including TAR Holdings LLC or Evolving Systems, Inc., or any of Ms. Singer’s affiliates to act together as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding, voting or disposing of equity securities of the Corporation.

To that end, the Nominating Shareholders hereby remind you that no agreement, arrangement or understanding, whether formal or informal, exists between the Nominating Shareholders or any of their respective affiliates, on the one hand, and Ms. Singer or any of her affiliates, on the other hand, with

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respect to the right to vote, or the right to dispose of, shares of Common Stock, par value $0.001 per share (“Common Stock”), of the Corporation. Ms. Singer, Mr. Singer, TAR Holdings LLC, and any of their respective affiliates are free to, and have the absolute right (subject to compliance with applicable securities laws and other laws regulations and to any other agreements with any third parties to which any of them may be a party), to transfer, encumber, vote or fail to vote their respective voting shares of the Corporation, in their sole discretion, and no agreement or arrangement exists or should be deemed to exist between the Nominating Shareholders or any of their respective affiliates, on the one hand, and Ms. Singer or any of her affiliates, on the other hand, with respect to the voting securities of the Corporation.

Further, the Nominating Shareholders wish to remind you that neither the Nominating Shareholders nor any of their respective affiliates have acted in such a way as to form a “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or Rule 13d-3(d)(1)(i) under the Exchange Act) with Ms. Singer, Mr. Singer, TAR Holdings LLC, Evolving Systems, Inc. or any of their respective affiliates, and do not intend to do so.

Finally, the Nominating Shareholders believe that none of Ms. Singer, Mr. Singer, Ms. Singer’s immediate family, TAR Holdings, LLC, Evolving Systems, Inc., or any of their respective affiliates, other than the Nominating Shareholders and the Nominees should be considered to be “Participants” within the meaning of Instruction 3(a) to Items 4 and 5 of Schedule 14A promulgated under the Exchange Act. In reaching this conclusion, we note that the Nominating Shareholders have no knowledge of any such persons acting as (i) a member of a committee or group that solicits proxies or directly or indirectly takes the initiative, or engages, in organizing, directing, or arranging for the financing of any such committee or group; (ii) a person who finances or joins with another to finance the solicitation of proxies; (iii) a person who lends money or furnishes credit or enters into any other arrangements, pursuant to any contract or understanding with a participant, for the purpose of financing or otherwise inducing the purchase, sale, holding or voting of securities of the registrant by any participant or other persons, in support of or in opposition to a participant; or (iv) a person who solicits proxies, with respect to the Consent Solicitation.

Furthermore, we encourage your client to refrain from taking any action that is, may be, or may be perceived to be in furtherance of the formation of a “group” (as defined above) with the Nominating Shareholders or pursuant to which they may be deemed to be “Participants” (as defined above) in the Consent Solicitation.

Please contact me if you have any questions regarding the information contained in this letter by calling me at +1 212 808 2741 or by e-mail to hulsha@pepperlaw.com.

Very truly yours,

Andrew Hulsh

Partner

Pepper Hamilton LLP

Important Additional Information And Where To Find It

Messrs. Stephen D. Baksa, Thomas Candelaria (the “Nominating Shareholders”) and Michael Durden, ltzhak Fisher, Thomas J. Pallack, Matthew Stecker and Thomas Thekkethala (together, the “Nominees”) are deemed to be participants in a solicitation of consents from the stockholders (the “Consent Solicitation”) of SITO Mobile, Ltd. (the “Corporation”). Information regarding Mr. Baksa, Mr. Candelaria, the Nominees, and their respective interests in the Corporation by security holdings or otherwise can be found in the Definitive Consent Solicitation Statement and accompanying GOLD consent card filed with the Securities and Exchange Commission (“SEC”) on May 2, 2017.

INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH CONSENT SOLICITATION STATEMENT AND THE ACCOMPANYING GOLD CONSENT CARD AND OTHER DOCUMENTS FILED BY Mr. Baksa, Mr. Candelaria and the Nominees WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain the Consent Solicitation Statement, any amendments or supplements to the Consent Solicitation Statement, the accompanying GOLD consent card, and other documents filed by Mr. Baksa, Mr. Candelaria and the Nominees with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the following website: icommaterials.com/SITO, by writing to InvestorCom, 65 Locust Avenue, Suite 302, New Canaan, CT 06840, or by calling InvestorCom at (877) 972-0090.